Calculation of Filing Fee Tables
S-3
FIRST BUSINESS FINANCIAL SERVICES, INC.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid		Equity	Common Stock	457(o)			$ 0.00	0.0001381	$ 0.00
Fees to be Paid		Equity	Preferred Stock	457(o)			$ 0.00	0.0001381	$ 0.00
Fees to be Paid		Debt	Debt	457(o)			$ 0.00	0.0001381	$ 0.00
Fees to be Paid		Equity	Warrants	457(o)			$ 0.00	0.0001381	$ 0.00
Fees to be Paid		Other	Units	457(o)			$ 0.00	0.0001381	$ 0.00
Fees to be Paid		Equity	Depository Shares	457(o)			$ 0.00	0.0001381	$ 0.00
Fees to be Paid	1	Other	Unallocated (Universal Shelf)	457(o)			$ 100,000,000.00	0.0001381	$ 13,810.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 100,000,000.00		$ 13,810.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 6,952.50
			Net Fee Due:						$ 6,857.50
Offering Note
[1]	The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance of the securities registered by this registration statement. The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee. In no event will the aggregate maximum offering price of all securities issued under this registration statement exceed $100,000,000. The amount registered is not specified as to each class of securities to be registered hereunder pursuant to General Instruction II.D to Form S-3 under the Securities Act of 1933, as amended.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	First Business Financial Services, Inc	S-3	333-263296	03/04/2022		$ 6,952.50	Unallocated (Universal) Shelf	Unallocated (Universal Shelf)		$ 75,000,000.00
Fee Offset Sources		First Business Financial Services, Inc	S-3	333-263296		03/04/2022						$ 6,952.50
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	Pursuant to Rule 457(p) under the Securities Act, a registration fee of $6,952.50 was paid with respect to securities available for issuance under a Registration Statement on Form S-3 (File No. 333-263296) filed by the registrant on March 4, 2022, amended on February 24, 2023, and declared effective on March 2, 2023 (the Prior Registration Statement). The Registrant hereby offsets the total registration fee of $13,810.00 due under this registration statement by $6,952.50 (calculated at the fee rate in effect at the date of the Prior Registration Statement of $92.70 per million dollars), which represents the portion of the registration fee previously paid with respect to $75,000,000 of unsold securities previously registered under the Prior Registration Statement. The offering of the unsold securities registered under the Prior Registration Statement has been terminated.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A